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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
The Macerich Company
Santa Monica, California

        We consent to the incorporation by reference in the registration statements (Nos. 333-155742, 333-107063 and 333-121630) on Form S-3 and (Nos. 33-84038, 33-84040, 333-40667, 333-42309, 333-42303, 333-57898, 333-69995, 333-108193, 333-120585, 333-161371 and 333-00584) on Form S-8 of The Macerich Company of our report dated February 25, 2011 (except for Notes 3 and 16, as to which the date is September 9, 2011), with respect to the consolidated balance sheet of The Macerich Company as of December 31, 2010, and the related consolidated statements of operations, equity and redeemable noncontrolling interests and cash flows for the year then ended, and the related financial statement schedule, which is included in this Current Report on Form 8-K of The Macerich Company.

/s/ KPMG LLP

KPMG LLP
Los Angeles, California
September 9, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM